SCHEDULE A

TO THE DISTRIBUTION AND SERVICE PLAN

CLASS A SHARES

Pursuant to Section 2, the Trust shall pay the Distributor compensation at which is calculated daily and paid monthly at an annual rate as set forth below.

Portfolio	Fee	Maximum Shareholder Services Fee
Aggressive Growth Allocation Strategy	.35%	.25%
Aggressive Growth Stock Fund	.35%	.25%
Conservative Allocation Strategy	.35%	.25%
Growth Allocation Strategy	.35%	.25%
International Equity Fund	.33%	.25%
Large Cap Growth Stock Fund	.35%	.25%
Large Cap Value Equity Fund	.33%	.25%
Mid-Cap Value Equity Fund	.35%	.25%
Moderate Allocation Strategy	.35%	.25%
Seix Core Bond Fund	.25%	.25%
Seix Corporate Bond Fund	.35%	.25%
Seix Floating Rate High Income Fund	.35%	.25%
Seix Georgia Tax Exempt Bond Fund	.18%	.15%
Seix High Grade Municipal Bond Fund	.18%	.15%
Seix High Income Fund	.30%	.25%
Seix High Yield Fund	.25%	.25%
Seix Investment Grade Tax-Exempt Bond Fund	.35%	.25%
Seix North Carolina Tax-Exempt Bond Fund	.15%	.15%
Seix Short-Term Bond Fund	.23%	.15%
Seix Short-Term Municipal Bond Fund	.15%	.15%
Seix Total Return Bond Fund	.25%	.25%
Seix U.S. Mortgage Fund	.23%	.15%
Seix Virginia Intermediate Municipal Bond Fund	.15%	.15%
Small Cap Growth Stock Fund	.35%	.25%
Small Cap Value Equity Fund	.33%	.25%

August 1, 2008

Revised May 29, 2009	(added Corporate Bond Fund, removed Life Vision Target Date Funds)

Revised August 1, 2009	(renamed Life Vision Funds to Allocation Strategy Funds)

Updated November 29, 2010	(removed the money market funds)

Updated May 27, 2011	(removed the International Equity 130/30 Fund, Real Estate 130/30 Fund and U.S. Equity 130/30 Fund, which were liquidated)

Updated April 29, 2011	(Mid-Cap Core Equity Fund reorganized into the Mid-Cap Value Equity Fund)

Updated June 10, 2011	(removed the Seix Global Strategy Fund, which was liquidated)

Updated July 15, 2011	(Large Cap Quantitative Equity Fund reorganized into the Large Cap Core Growth Stock Fund)

Updated November 15, 2011	(in connection with the Board’s annual review)

Updated April 10, 2012	(renamed Maryland Municipal Bond Fund to Short-Term Municipal Bond Fund)

Updated April 27, 2012	(reorganization of the Emerging Growth Stock Fund into the Aggressive Growth Stock Fund)

Updated June 27, 2013	(reorganization of Large Cap Core Growth Stock Fund into the Large Cap Growth Stock Fund)

Updated August 1, 2014	(reorganization of Short-Term U.S. Treasury Securities Fund into the U.S. Government Securities Ultra-Short Bond Fund)

Updated January 30, 2015	(reorganization of Select Large Cap Growth Stock Fund into the Large Cap Growth Stock Fund and liquidation of International Equity Index Fund)

Updated August 1, 2015	(Removed Intermediate Bond Fund and U.S. Government Securities Fund, renamed Limited Term- Federal Mortgage Securities Fund to Seix U.S. Mortgage Fund, and added Seix to all Fixed Income Funds)